PRICING SUPPLEMENT NO. 63                                         Rule 424(b)(3)
DATED: March 11, 1999                                         File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $5,000,000  Floating Rate Notes [x]    Book Entry Notes [x]
Original Issue Date:           Fixed Rate Notes [_]       Certificated Notes [_]
March 16, 1999

Maturity Date:                 CUSIP#: 073928 HL 0
March 15, 2002
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly

[_]       CMT Rate

Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): +0.27%

-------------------------------------

*     6/16/99, 9/16/99, 12/16/99, 3/16/00, 6/16/00, 9/18/00, 12/18/00,
      3/16/01, 6/16/01, 9/16/01 and 3/15/01.

**    6/16/99, 9/16/99, 12/16/99, 3/16/00, 6/16/00, 9/18/00, 12/18/00, 3/16/01,
      6/16/01, 9/16/01 and 3/15/01.

***   The three-month LIBOR rate on March 12, 1999 plus 27 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



NYFS04...:\25\22625\0122\2041\SUP3179J.070